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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CAPSTONE TURBINE CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

July 17, 2009

Dear Capstone Turbine Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the "Annual Meeting") of Capstone Turbine Corporation (the "Company") to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311 on August 27, 2009, at 9:00 a.m., Pacific Time. We look forward to meeting you and discussing the accomplishments of the Company for the fiscal year ended March 31, 2009.

        Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2009 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2009 Annual Report to Stockholders and a proxy card.

        Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Capstone.

Sincerely,

Darren R. Jamison President and Chief Executive Officer

Chatsworth, California

YOUR VOTE IS IMPORTANT

PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED
IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD
AS PROMPTLY AS POSSIBLE.

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held August 27, 2009

        The Capstone Turbine Corporation (the "Company" or "Capstone") 2009 Annual Meeting of Stockholders (the "Annual Meeting") will be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, on August 27, 2009, at 9:00 a.m., Pacific Time, for the following purposes:

  1.
  To elect nine members to Capstone's Board of Directors to serve until the next annual meeting or until their successors have been elected and qualified;

  2.
  To approve an amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, as amended;

  3.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010; and

  4.
  To transact any other business that is properly brought before the Annual Meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on June 30, 2009 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

        Whether or not you plan to attend the Annual Meeting, please vote over the Internet or by telephone as instructed in these materials or complete, sign, date and return a proxy card promptly. The proxy is being solicited on behalf of the Board of Directors of Capstone for use at the Annual Meeting. The Board of Directors of Capstone recommends that stockholders vote FOR the matters listed above.

        Please note that space limitations make it necessary to limit attendance to stockholders. Registration will begin at 8:30 a.m. and the Annual Meeting will begin at 9:00 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. We will admit you if we are able to verify that you are a Capstone stockholder. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Directions to the Company's corporate offices can be obtained by contacting the Company at (818) 734-5300.

By Order of the Board of Directors,

Edward I. Reich Secretary

Chatsworth, California
July 17, 2009

CAPSTONE TURBINE CORPORATION
21211 Nordhoff Street
Chatsworth, California 91311

PROXY STATEMENT

For Annual Meeting Of Stockholders
To Be Held August 27, 2009

Information About the 2009 Annual Meeting

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capstone Turbine Corporation (the "Company" or "Capstone") from holders of issued and outstanding shares of Common Stock, par value $.001 per share ("Common Stock"), to be voted at the 2009 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California, 91311, at 9:00 a.m., Pacific Time, on August 27, 2009, for the purposes set forth in the accompanying notice and herein, and any adjournments or postponements thereof.

Voting Procedures

        If you were a stockholder of record of the Company's Common Stock at the close of business on June 30, 2009, you are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, 188,689,214 shares of Common Stock were outstanding.

        Proxies properly executed, duly returned to us and not revoked will be voted in accordance with the instructions given. Where no instructions are given, such proxies will be voted FOR each of the nominees and proposals. If any matter not described in this proxy statement (the "Proxy Statement") is properly presented for action at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote on the action according to their best judgment. Each stockholder of record on June 30, 2009 is entitled to one vote for each share of Common Stock held by such stockholder on that date. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of our Common Stock eligible to be voted on the record date.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, and abstentions, but not broker non-votes, as to particular proposals will be treated as shares entitled to vote. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Concerning the election of directors, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line. Broker non-votes will have no effect on the outcome of the election of directors. For each of the proposals other than the election of directors, abstentions will have the same effect as a vote against these proposals and broker non-votes will have no effect on the outcome of the vote on these proposals.

        A copy of Capstone's 2009 Annual Report to Stockholders (the "2009 Annual Report") and the Proxy Statement and accompanying proxy card were first mailed or made available to stockholders on or about July 17, 2009. The 2009 Annual Report includes Capstone's audited consolidated financial statements.

        You may revoke your proxy at any time before it is actually voted at the Annual Meeting by: (i) delivering written notice of revocation to the Secretary of Capstone at our address above; (ii) submitting a later dated proxy; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

Voting Electronically via the Internet or by Telephone

        Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return a proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.

Solicitation of Proxies

        We will pay the expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies. Our directors, officers or employees may solicit proxies by mail, e-mail, telephone, facsimile or other means. These individuals will not receive any additional compensation for these efforts.

        Capstone's executive offices are located at 21211 Nordhoff Street, Chatsworth, California 91311, telephone (818) 734-5300.

Proposals of Stockholders for the 2010 Annual Meeting of Stockholders

        Stockholder proposals or nominations for directors intended to be presented at the 2010 annual meeting of stockholders (the "2010 Annual Meeting") must be in writing and received at Capstone's executive offices no later than the date listed below and must comply with Capstone's bylaws and the proxy rules of the Securities and Exchange Commission (the "SEC"). If appropriate notice of a stockholder proposal is not received at Capstone's executive offices prior to the close of business on March 19, 2010, the proposal will be deemed untimely. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") and the Company's bylaws, an untimely proposal will not be included in the Company's proxy statement or proxy card for the 2010 Annual Meeting and cannot be brought before the 2010 Annual Meeting by the proponent.

        In addition to stockholder nominations made in accordance with the procedures described above, Capstone's Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for election to the Board of Directors if such recommendations are submitted by the date and in accordance with the policies described in the "Director Recommendation and Nomination Process" section elsewhere in this Proxy Statement.

The date of this Proxy Statement is July 17, 2009.

 PROPOSAL 1

ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

        Capstone's Board of Directors currently consists of nine members, all of whom the Company proposes for re-election at the Annual Meeting. The proxies cannot vote for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees of the Board of Directors named below, all of whom are currently directors of the Company.

        If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until the director's successor has been elected and qualified, or the earlier of the director's resignation or removal. The table and text below set forth information about each nominee as of June 30, 2009.

Nominees	Age	Director Since
Eliot G. Protsch(1)	56	2002
Richard K. Atkinson	58	2005
John V. Jaggers	58	1993
Darren R. Jamison	43	2006
Noam Lotan	57	2005
Gary J. Mayo	55	2007
Gary D. Simon	60	2005
Holly A.Van Deursen	50	2007
Darrell J. Wilk	64	2006

    (1)
    Chairman of the Board of Directors.

        Eliot G. Protsch.    Mr. Protsch has been a director since April 2002 and Chairman of the Board of Directors since October 2002. Mr. Protsch is Senior Executive Vice President and Chief Operating Officer of Alliant Energy Corporation (NYSE: LNT), an energy holding company, and has held such positions since January 2009. He previously was Chief Financial Officer from 2003 to 2008 and President of Interstate Power and Light Company, a subsidiary of Alliant Energy Corporation, and Executive Vice President Energy Delivery, from 1998 to 2003. Mr. Protsch currently serves on the Board of Directors for American Family Insurance (a Mutual Insurance Company). He received his Master of Business Administration degree and his Bachelor of Business Administration degree in Economics and Finance from the University of South Dakota. Mr. Protsch is a Chartered Financial Analyst.

        Richard K. Atkinson.    Mr. Atkinson was appointed to the Board of Directors in December 2005. From June 2006 until April 2008 Mr. Atkinson was Senior Vice President and Chief Financial Officer of US BioEnergy Corporation (Nasdaq: USBE), a Brookings, South Dakota-based company that builds and operates large efficient ethanol plants. He previously was Vice President, Chief Financial Officer and Corporate Secretary of Pope & Talbot, a wood and pulp products business headquartered in Portland, Oregon, from December 2003 to June 2006. Before joining Pope & Talbot, Mr. Atkinson worked for Sierra Pacific Resources beginning in 1980, most recently as its Vice President and Chief Financial Officer. Mr. Atkinson received his Bachelor of Science degree in Biology/Chemistry from the University of Oregon and his Master of Business Administration degree from the University of Nevada, Reno.

        John V. Jaggers.    Mr. Jaggers has been a director since 1993. Mr. Jaggers is General Partner of Sevin Rosen Funds, a venture capital firm, and has held this position since 1988. Mr. Jaggers served as Chief Financial Officer of Sevin Rosen Funds from 1995 to 2000. Mr. Jaggers received his Bachelor's and Master's degrees in Electrical Engineering from Rice University. He received his Master of Business Administration degree from Harvard University.

        Darren R. Jamison.    Mr. Jamison joined Capstone in December 2006 as President and Chief Executive Officer and has been a director since December 2006. Mr. Jamison most recently served as President and Chief Operating Officer of Northern Power Systems, Inc. Prior to joining Northern Power Systems, Inc., Mr. Jamison was Vice President and General Manager of Distributed Energy Solutions for Stewart & Stevenson Services, Inc. from 1994 to 2003. He holds a Bachelor of Arts degree in Business Administration and Finance from Seattle University.

        Noam Lotan.    Mr. Lotan was appointed to the Board of Directors in June 2005. Mr. Lotan is the President, Chief Executive Officer and Director of MRV Communications, Inc. ("MRV") (Nasdaq: MRVC), a designer, manufacturer and distributor of communication equipment and services and optical components. He has been in this position since May 1990. Mr. Lotan was also Chief Financial Officer of MRV from October 1993 until June 1995. From 1987 to January 1990, Mr. Lotan served as Managing Director of Fibronics (UK) Ltd., the United Kingdom subsidiary of Fibronics International, Inc. ("Fibronics"), a manufacturer of fiber optic communication networks. MRV purchased the Fibronics business in September 1996. From 1985 to 1987, Mr. Lotan served as Director of European Operations for Fibronics. Prior to such time, Mr. Lotan held a variety of sales and marketing positions with Fibronics and Hewlett-Packard. Mr. Lotan holds a Bachelor of Science degree in Electrical Engineering from the Technion—Israel Institute of Technology and a Master of Business Administration degree from INSEAD (the European Institute of Business Administration, Fontainebleau, France).

        Gary J. Mayo.    Mr. Mayo was appointed to the Board of Directors in October 2007. Mr. Mayo is an Independent Consultant specializing in strategic planning for sustainability and corporate social responsibility, energy and climate change strategies, and environment policy development and deployment. He is the former Vice President of Corporate Sustainability Strategies in the Energy and Environmental Services Division of MGM MIRAGE (NYSE: MGM), serving in that capacity from November 2006 to October 2008. Prior to MGM MIRAGE, Mr. Mayo held a number of executive positions with Ford Motor Company (NYSE: F) and its spun-off subsidiary Visteon Corporation from January 1977 until his retirement in November 2006. Mr. Mayo holds a Bachelor of Science degree in Marketing from C.W. Post College of Long Island University and a Master of Business Administration degree from Duke University. Mr. Mayo participated in the Global Executive MBA Program at the Fuqua School of Business at Duke University.

        Gary D. Simon.    Mr. Simon has been a director since August 2005. Mr. Simon has been the Chairman, President and Chief Executive Officer of Acumentrics Corporation, a privately-held manufacturer of innovative power supply equipment, since July 2004. Mr. Simon has also served as the President of Sigma Energy Group, a clean energy investment and business development firm, since October 2003 and since July 2006 has been a limited partner in Velocity Venture Capital and a director of Jadoo Power, a privately held manufacturer of small (less than 1,000 watt) portable power generators. From October 2002 to October 2003, Mr. Simon served as a consultant to several start-up businesses involved with clean energy technologies and as an advisor to the Connecticut and Massachusetts clean energy funds. From April 1998 to October 2002, Mr. Simon served as Senior Vice President, Strategy and Development at Northeast Utilities (NYSE: NU), a utility holding company. From 1998 to 2002, Mr. Simon served as a member of the Board of Directors of Northeast Optic Network, a public company that operates a high-speed fiber optic network from Boston to Washington, D.C. Mr. Simon holds a Bachelor of Arts degree in Microbiology from Indiana University and a Master of Science degree in Ecology (Resource Economics) from the University of California, Davis.

        Holly A. Van Deursen.    Ms. Van Deursen was appointed to the Board of Directors in October 2007. Ms. Van Deursen has served in non-executive director roles for Actuant Corporation since 2008 (NYSE: ATU), Bemis Company, Inc. since 2008 (NYSE: BMS), Anson Industries since 2006, and Petroleum Geo-Services since 2006 (OSE: PGS). Prior to her current roles, Ms. Van Deursen was employed by BP plc / Amoco Corporation from 1989 to 2005 and served on the Top-Forty Executive Team as Group Vice President, Petrochemicals from 2003 to 2005 and Group Vice President, Strategy from 2001 to 2003. Ms. Van Deursen received her Bachelor of Science degree in Chemical Engineering from the University of Kansas and her Master of Business Administration degree from the University of Michigan.

        Darrell J. Wilk.    Mr. Wilk was appointed to the Board of Directors in June 2006. Mr. Wilk has been President of Ace Label Systems in Golden Valley, Minnesota since 2007. Mr. Wilk has taught an executive sales seminar at the University of Wisconsin—Madison since 2005. Previously, Mr. Wilk was a Strategic Planning and Marketing instructor at Concordia University in St. Paul, Minnesota and Argosy University from 2005 to 2007. From 2003 to December 2005, Mr. Wilk was Vice President and Director of Sales and Marketing Worldwide for the Electronics Components division of ITT Industries (NYSE: ITT), a global engineering and manufacturing company. Mr. Wilk also held the position of Vice President and Director of Marketing and Sales Worldwide for the Switch Products division of ITT Industries from 1981 to 2003. From 1972 to 1981, Mr. Wilk served in Sales and Marketing Manager roles in North America at 3M Company (NYSE: MMM), a diversified technology company. He also held the position of Application Engineer of North America from 1968 to 1972. Mr. Wilk holds a Bachelor of Science degree in Physics from Loyola University of Chicago and a Master of Business Administration degree from the University of Detroit.

Required Vote for Approval; Recommendation of the Board of Directors

        Assuming the presence of a quorum, the nine nominees for director receiving the highest number of votes will be elected to Capstone's Board of Directors. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE CANDIDATES NOMINATED BY THE BOARD OF DIRECTORS.

 PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE CAPSTONE TURBINE CORPORATION
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

        Our Board of Directors has adopted and is hereby proposing to the stockholders an amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan (the "2000 Plan"). As further described below, the sole purpose of this amendment is to remove the limit on the number of shares of Common Stock that a director can receive in lieu of cash payment of fees for service as a director. The explanation of the amendment to the 2000 Plan below is qualified in its entirety by reference to the full text of the amendment, which is attached hereto as Appendix A.

Description of the Amendment to the 2000 Plan

        The 2000 Plan provides for the discretionary grant of equity-based incentive awards ("Awards") to employees, consultants and members of the Board of Directors. The types of Awards permitted under the 2000 Plan include options to purchase Common Stock, restricted stock, stock bonuses and stock purchase rights. In addition, a non-employee director may elect to receive in lieu of any cash compensation that is paid for board service shares of Common Stock that have an equivalent value, up to a maximum of 20,000 shares during any one-year board term.

        The proposed amendment eliminates the 20,000 share limit on Common Stock that may be received by a director in lieu of cash compensation. The purpose of this amendment is to encourage additional stock ownership by our Board of Directors by facilitating acquisition of Common Stock in lieu of cash payments that would otherwise be made to our non-employee directors.

General Description of the 2000 Plan

        As mentioned above, the 2000 Plan provides for the discretionary grant of Awards to employees, consultants and members of the Board of Directors. The types of Awards permitted under the 2000 Plan include options to purchase Common Stock, restricted stock, stock bonuses and stock purchase rights. Options entitle the holder to purchase Common Stock at a specified exercise price, generally after the performance of certain periods of service, and may be issued in the form of "incentive stock options," as defined in Section 422 of the Internal Revenue Code (the "Code"), or options that are not so qualified. Restricted stock is a transfer of Common Stock that is generally subject to forfeiture until certain vesting conditions specified in the Award are satisfied. A stock bonus is the right to receive Common Stock in the future after vesting conditions specified in the Award are satisfied. A stock purchase right is a grant of Common Stock that may be subject to certain vesting conditions and/or the payment of a purchase price, each as determined by the Compensation Committee in its discretion. Non-qualified stock options, restricted stock, stock purchase rights and stock bonuses may be granted to employees, consultants and members of the Board of Directors, whereas incentive stock options may be granted only to employees. The stock underlying such options, purchase rights or stock bonuses are shares of our Common Stock.

        In addition, the 2000 Plan provides that a non-employee director may elect to receive in lieu of any cash compensation that is paid for board service shares of Common Stock that have an equivalent value, up to a maximum of 20,000 shares during any one-year board term. The proposed amendment would eliminate the 20,000 share limit.

        The following information about the 2000 Plan is as of June 30, 2009:

  •
  There were options outstanding to purchase 9,704,697 shares of Common Stock under the 2000 Plan. The exercise price of these options is the fair market value of our Common Stock on the date of grant. Based on the closing sale price of our Common Stock on June 30, 2009, the aggregate market value of the 9,704,697 shares of Common Stock underlying outstanding options granted pursuant to the 2000 Plan was approximately $8.1 million.

  •
  There were 2,544,123 restricted stock units outstanding. Based on the closing sale price of our Common Stock on June 30, 2009, the aggregate market value of the 2,544,123 shares of Common Stock underlying outstanding restricted stock units granted pursuant to the 2000 Plan was approximately $2.1 million.

  •
  2,856,219 shares were remaining for future grant under the 2000 Plan. 212 employees and all of our directors were eligible to participate in the 2000 Plan.

Purpose

        The purpose of the 2000 Plan is to allow the Company to recruit, hire and retain the best available personnel for various positions throughout the Company. We believe that such personnel enhance the value of our stockholders' equity.

Director Options

        The 2000 Plan provides that the Board of Directors grant to a non-employee director who joins the Board of Directors on his or her initial election to the Board of Directors, an initial stock option to purchase 21,600 shares of our Common Stock (the "Initial Grant"). The Initial Grant vests in three equal installments over three years, based upon continuing service as a director. The 2000 Plan further provides that the Board of Directors grant to our non-employee directors on the date of the annual meeting of stockholders that occurs each year that the non-employee director is reelected to the Board of Directors stock options to purchase 10,000 shares of our Common Stock (the "Annual Grants"). The Annual Grants vest quarterly over a one-year period, based upon continuing service as a director. The Initial Grant and Annual Grants will have an exercise price equal to the fair market value of the Common Stock on the grant date and a term of 10 years, subject to earlier expiration in connection with termination of service.

Administration

        The Compensation Committee administers the 2000 Plan. Awards under the 2000 Plan are approved by the members who are independent under Nasdaq rules, SEC Rule 16b-3 and Section 162(m) of the Code, as required under the 2000 Plan. The Compensation Committee determines the terms of all Awards, including conditions for vesting or exercise, the exercise price, the number of shares subject to each Award and the forms of payment permitted upon exercise. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant Awards under the 2000 Plan to eligible persons who are not officers or directors of the Company.

Amendment and Termination

        The Board of Directors may amend, suspend or terminate the 2000 Plan, provided that stockholder approval is required for any material amendment to the 2000 Plan. Material amendments include an increase in the number of shares that may be issued under the 2000 Plan and certain changes to the types of awards or class of persons eligible to receive awards. No amendment to the 2000 Plan can adversely affect a holder's rights under an award without the holder's consent.

Payment for Shares and Other Terms and Conditions of Awards

        The maximum term of a stock option granted under the 2000 Plan is generally 10 years (five years for an incentive stock option granted to a 10% stockholder). The exercise price must be no less than the fair market value of our Common Stock on the grant date (110% for an incentive stock option granted to a 10% stockholder).

        Generally, an option may be exercised with cash, including a broker-assisted transaction involving a pledge of shares or, with the approval of the Compensation Committee, with shares of Common Stock or other consideration acceptable to the Compensation Committee or a combination thereof. Stock received by the Company in payment of the purchase price or withheld for payment of taxes due on exercise or vesting will be valued at its fair market value on the date of surrender.

        Awards granted under the 2000 Plan generally are subject to forfeiture in the event of termination of employment prior to completion of periods of continued service to the Company. Awards of options are not exercisable until these vesting conditions are satisfied. Awards generally are not transferable except on death. Options generally must be exercised within three months following termination of service with the Company, or within one year in case of disability or death. All Awards are immediately forfeited if service with the Company is terminated for cause.

Change in Control

        Outstanding Awards will become fully vested in certain circumstances following a change in the control of the Company for participants whose service is terminated in connection with the change in control.

General Federal Income Tax Consequences

        Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an Award. An individual who exercises incentive stock options will not recognize income on exercise. The exercise of an incentive option, however, does give rise to a preference under the alternative minimum tax rules. Provided that the participant holds the stock for at least two years after the incentive option is granted and one year after the date of exercise, the individual will be subject to capital gains tax on the difference between the price paid to exercise the incentive option and the fair market value of the Common Stock at the time it is sold. If, however, the stock is sold before the end of this holding period, the sale is treated as a "disqualifying disposition" and the individual is taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of Common Stock at the time of exercise.

        An individual will be subject to ordinary income tax upon the exercise of a nonqualified option on the difference between the exercise price and the fair market value of Common Stock. Any subsequent gain on the sale of the Common Stock will be taxed as a capital gain.

        There is generally no tax upon the receipt of a stock bonus award or restricted stock or upon purchase of restricted stock under a stock purchase right. An individual will recognize ordinary income on the fair market value of the Common Stock at the time a stock bonus award or shares of restricted stock become vested, less the amount paid to purchase the restricted stock. However, an individual may elect to be taxed at the time restricted stock is granted under Section 83(b) of the Code. The individual's tax basis in Common Stock acquired through a stock bonus, restricted stock or stock purchase award is the amount paid under the award plus the amount of taxable income that is recognized. Any subsequent gain or loss on the sale of Common Stock is subject to capital gains tax treatment.

        The Company generally obtains a tax deduction that is equivalent to the amount of ordinary income recognized by a participant upon the exercise of options or the vesting of restricted stock, stock bonuses or stock purchase rights.

        The federal income tax consequences described in this section are based on the laws and regulations of the United States of America currently in effect, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

Required Vote for Approval; Recommendation of the Board of Directors

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for approval of this proposal. Information regarding the method by which votes will be counted appears on page one of this Proxy Statement under the heading "Voting Procedures."

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CAPSTONE TURBINE CORPORATION AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN.

 PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2010 (the "2010 Fiscal Year"). Deloitte & Touche LLP is considered by management to be well-qualified. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders' questions at that time.

Required Vote for Ratification; Recommendation of the Board

        Stockholder ratification of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise; however, the Board of Directors has elected to submit the selection of Deloitte & Touche LLP to the Company's stockholders for ratification. The Company is seeking an affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the selection of the independent registered public accounting firm. If the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the selection of an independent registered public accounting firm will be determined by the Audit Committee after careful consideration of any information submitted by the stockholders.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors

        As of the date hereof, the Board of Directors consists of nine directors: Eliot G. Protsch (Chair), Richard K. Atkinson, John V. Jaggers, Darren R. Jamison, Noam Lotan, Gary J. Mayo, Gary D. Simon, Holly A. Van Deursen and Darrell J. Wilk. The Board of Directors has determined that all of the members of the Board of Directors, other than Mr. Jamison, are "independent directors" as defined by Nasdaq rules.

        The Board of Directors met seven (7) times during the fiscal year ended March 31, 2009 (the "2009 Fiscal Year"), and each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders. All of the directors serving on the Board of Directors at the time attended the 2008 annual meeting of stockholders. The Company's independent directors met in executive session, without members of the Company's management present, at all four (4) in-person meetings of the Board of Directors in the 2009 Fiscal Year.

Board Committees

        The Board of Directors has designated an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

        The Audit Committee currently consists of Messrs. Lotan (Chair), Atkinson, Protsch and Wilk. The Audit Committee is constituted to comply with Section 3(a)(58)(A) of the Exchange Act and is responsible, among other items, for: (i) monitoring Capstone's financial reporting and overseeing accounting practices; (ii) annually retaining the independent public accountants as auditors of the books, records and accounts of Capstone; (iii) monitoring the scope of audits made by the independent public accountants and the audit reports submitted by the independent public accountants; and (iv) overseeing the systems of internal control which management and the Board of Directors have established. In addition, the Audit Committee has the duties of a "qualified legal compliance committee," including monitoring and reviewing stockholder complaints and also reviews and approves all related-party transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2009 Fiscal Year, the Audit Committee held four (4) meetings. The Board of Directors has determined that each of Noam Lotan, Richard Atkinson, Eliot Protsch and Darrell Wilk is an "audit committee financial expert," as that term is defined by rules adopted by the SEC. Each member of the Audit Committee is an "independent director" pursuant to Nasdaq rules.

Compensation Committee

        The Compensation Committee currently consists of Messrs. Jaggers (Chair), Lotan, Mayo and Simon. The Compensation Committee is comprised solely of "independent directors" as defined by Nasdaq rules in conformance with the Compensation Committee's charter. The functions of the Compensation Committee include: (i) for the purposes of compensation, reviewing the performance and development of the Company's senior management in achieving corporate goals and objectives; (ii) determining the salary, benefits and other compensation of the executive officers and reviewing the compensation programs for the Company; (iii) adopting a succession plan for the Company's senior management; and (iv) administering the following benefit plans of Capstone: the 1993 Incentive Stock Option Plan, the 2000 Employee Stock Purchase Plan, the Amended and Restated 2000 Equity Incentive Plan and the Executive Performance Incentive Plan. The Compensation Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the

Company's website at www.capstoneturbine.com. During the 2009 Fiscal Year, the Compensation Committee held eight (8) meetings. Processes and procedures for determining executive compensation are discussed elsewhere in this Proxy Statement in the section entitled "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee consists of Messrs. Simon (Chair), Atkinson and Jaggers and Ms. Van Deursen. The Nominating and Corporate Governance Committee is comprised solely of "independent directors" as defined by Nasdaq rules in conformance with the committee's charter. The Nominating and Corporate Governance Committee is responsible for, among other things, (i) monitoring corporate governance matters and (ii) recommending to the full Board of Directors candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.capstoneturbine.com. During the 2009 Fiscal Year, the Nominating and Corporate Governance Committee held four (4) meetings. The Nominating and Corporate Governance Committee met subsequent to the end of the 2009 Fiscal Year to recommend to the full Board of Directors each of the nominees for election to the Board of Directors, as presented herein.

Board of Directors and Committee Performance Evaluations

        The charter of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee requires an annual performance evaluation, and the Company's Corporate Governance Principles also mandate an annual evaluation of the Board of Directors. Such performance evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions to the Company. In May 2009, all members of the Company's Board of Directors were asked to assess the performance of the Board of Directors and each committee and identify areas for improvement through the completion of a detailed questionnaire for each such committee and the Board of Directors. The Nominating and Corporate Governance Committee and counsel for the Company reviewed the completed questionnaires, consolidated the responses and reported findings to the Board of Directors in June 2009. The Nominating and Corporate Governance Committee and the Board of Directors discussed the results of the performance evaluations and asked the appropriate committees to each discuss the consensus suggestions and put a follow-up process in place. The Nominating and Corporate Governance Committee will review the results and create a strategy for addressing the areas most in need of improvement.

Director Recommendation and Nomination Process

        The Nominating and Corporate Governance Committee has a policy for the consideration of director candidates recommended by stockholders, and will consider all bona fide recommended candidates for director if submitted in accordance with the policy. The policy provides that any stockholder recommendation must include the specific information required by the policy and be submitted in writing to:

    Capstone Turbine Corporation
    21211 Nordhoff Street
    Chatsworth, CA 91311
    Attention: Chair of Nominating and Corporate Governance Committee
    Care of: Edward I. Reich, Secretary

and must be received by the committee at least 180 days prior to that year's annual meeting of stockholders. All such recommendations should include the following: (i) the name, age, business address and residence address of the prospective candidate and the name and record address of the stockholder submitting the recommendation, as well as the number of shares of stock of the Company which are owned of record or beneficially by that stockholder; (ii) a statement from the prospective candidate consenting to being named in the proxy and proxy card if selected as a nominee and to serving on the Board of Directors if elected; (iii) a statement explaining whether the prospective candidate is "independent" under applicable laws, Nasdaq rules and otherwise; (iv) biographical data of the prospective candidate, including former and current service on other boards of directors, business experience and current occupation, and any other information relating to the prospective candidate and the recommending stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors; (v) transactions and relationships between the recommended candidate and the recommending stockholder, on the one hand, and the Company or Company management, on the other hand, as well as a description of all arrangements or understandings between the recommending stockholder and the prospective candidate and any other person pursuant to which the nomination is being made by the stockholder; (vi) the prospective candidate's Company stock trading history; (vii) any material proceedings to which the prospective candidate or his or her associates is a party that are adverse to the Company; (viii) the prospective candidate's involvement in any past or present legal proceedings, including any involvement in legal proceedings involving the Company; (ix) information regarding whether the recommending stockholder or the recommended candidate, or affiliates of either of those parties, have any plans or proposals for the Company; (x) an explanation as to whether the recommending stockholder and the prospective candidate intend to use the nomination to redress personal claims or grievances against the Company or others or to further personal interests or special interests not shared by the Company's stockholders at large; (xi) whether the prospective candidate is proposed to be nominated at the annual meeting of stockholders or is provided solely as a recommendation for consideration by the committee; and (xii) any other relevant information concerning the prospective candidate. The committee reserves the right to request additional information as it deems appropriate.

        In addition to stockholder recommendations as described above, the Company's bylaws permit stockholders to nominate directors at a meeting of the stockholders. Any stockholder nomination must comply with the applicable provisions of the Company's bylaws and the SEC's proxy rules and will be handled in accordance with the Company's bylaws and applicable laws.

        The Nominating and Corporate Governance Committee reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership. In addition, the Nominating and Corporate Governance Committee reviews the qualifications of prospective candidates to determine whether they will make good candidates for membership on the Company's Board of Directors. This consideration includes, at a minimum, a review of each prospective candidate's character, judgment, experience, expertise, age, diversity, independence under applicable law and freedom from other conflicts, as well as other factors that the Nominating and Corporate Governance Committee deems relevant in light of the needs of the Board of Directors and the Company and/or that are in the best interests of the Company, including relevant experience, the ability to dedicate sufficient time, energy and attention to performance of Board of Directors duties, financial expertise, experience with a company that has introduced a new, technologically advanced product or service to the marketplace and existing relationships within target industries or political circles that may benefit the Company and whether the prospective candidate is a Nominating and Corporate Governance Committee-selected prospective candidate or a stockholder-recommended prospective candidate. The Nominating and Corporate Governance Committee selects qualified candidates and recommends those candidates to the Board of Directors, and the Board of Directors then decides if it will invite the candidates to be nominees for election to the Board of Directors.

        The Nominating and Corporate Governance Committee uses the following process to identify prospective candidates for the Board of Directors and to evaluate all candidates, including candidates recommended by stockholders in accordance with the Company's policy regarding stockholder recommendations and the director nominations process. The Nominating and Corporate Governance Committee: (i) reviews the composition and size of the Board of Directors and determines the criteria for Board of Directors membership; (ii) evaluates the Board of Directors for effectiveness and makes a verbal presentation of its findings to the Board of Directors; (iii) determines whether the current members of the Board of Directors who satisfy the criteria for Board of Directors membership are willing to continue in service; if the current members of the Board of Directors are willing to continue in service, the committee evaluates the performance of such board members and considers those current members for re-nomination, and if the current members of the Board of Directors are not willing to continue in service or if there will be an increase in the number of directors on the Board of Directors, the Nominating and Corporate Governance Committee considers candidates who meet the criteria for Board of Directors membership; (iv) if necessary, engages a search firm to assist with the identification of potential candidates; (v) compiles a list of potential candidates; (vi) evaluates the prospective candidates, including candidates recommended by stockholders, to determine which of the prospective candidates, if any, will best represent the interests of all stockholders and determines whether any conflicts of interest exist; (vii) holds committee meetings to narrow the list of prospective candidates; (viii) along with the Chairman of the Board of Directors and management, interviews a select group of prospective candidates; (ix) approves the candidate or candidates who are most likely to advance the best interests of the stockholders; and (x) recommends the selected candidate or candidates to the Board of Directors and the stockholders for approval. The Nominating and Corporate Governance Committee, which may request the assistance of Board members who are not on the committee in the execution of its duties, carefully documents the selection and evaluation process.

Stockholder Communications

        The Company has a policy whereby stockholders may communicate directly with the Company's Board of Directors, or individual members of the Board of Directors, by writing to the Company at:

    Capstone Turbine Corporation
    21211 Nordhoff Street
    Chatsworth, CA 91311
    Attention: Edward I. Reich, Secretary

and indicating prominently on the outside of any envelope that the communication is intended for: (i) the Board of Directors; (ii) the Chairman of the Board of Directors; (iii) a specific committee of the Board of Directors; (iv) the non-management directors; or (v) any other director or subset of directors of the Board of Directors. The Secretary of the Board of Directors reviews all correspondence and regularly forwards to the appropriate director, directors or the Board of Directors, copies of all communications that, in the opinion of the Secretary, deal with the functions of or otherwise require the attention of individual directors, the Board of Directors or committees or subsets thereof. Unless, in the opinion of the Secretary, a communication is improper or irrelevant, a communication will not be withheld from its intended recipient(s) without the approval of the Chairman of the Board of Directors, the Chair of the appropriate committee or the director who presides during non-management executive sessions.

Compensation Committee Interlocks and Insider Participation

        During the 2009 Fiscal Year, the Compensation Committee consisted of Messrs. Jaggers, Lotan, Mayo and Simon. None of the committee members have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company during the 2009 Fiscal Year. During the 2009 Fiscal Year, none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served on the Compensation Committee of Capstone; none of the Company's executive officers served as a director of another entity, an executive officer of which served on the Compensation Committee of Capstone; and none of the Company's executive officers served as a member of the compensation committee of another entity, an executive officer of which served as a director of Capstone.

 AUDIT COMMITTEE REPORT

        In performing its functions, the Audit Committee acts primarily in an oversight capacity. Our management is responsible for the integrity of the Company's financial statements, as well as its accounting and financial reporting process, principles and internal controls to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and on the effectiveness of the Company's internal controls over financial reporting. Members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and all members are not experts in the fields of accounting or auditing, including auditor independence. The Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting. In addition, the Audit Committee selects the Company's independent registered public accountants and has the authority to engage independent counsel and other advisors as it deems necessary.

        In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements of Capstone contained in Capstone's Annual Report on Form 10-K as of and for the year ended March 31, 2009 with management and Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, both with and without management present. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence from Capstone.

        In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K as of and for the year ended March 31, 2009 for filing with the SEC.

Audit Committee
Noam Lotan, Chairman Richard K. Atkinson Eliot G. Protsch Darrell J. Wilk

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407 or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

 FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to the Independent Registered Public Accounting Firm

        The table below provides information concerning fees for services rendered by Deloitte & Touche LLP during the 2009 Fiscal Year and the fiscal year ended March 31, 2008 (the "2008 Fiscal Year"). The nature of the services provided in each such category is described following the table.

	Amount of Fees
Description of Fees	2009	2008
Audit Fees	$972,000	$952,000
Audit-Related Fees	—	—
Tax Fees	111,000	239,000
All Other Fees	—	—

Total	$1,083,000	$1,191,000

        Audit Fees—These fees were primarily for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company's consolidated annual financial statements and reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the first three fiscal quarters of the 2009 Fiscal Year and the 2008 Fiscal Year. The fees also relate to the audit of internal controls over financial reporting (pursuant to Section 404 of Sarbanes-Oxley) for the 2009 Fiscal Year and the 2008 Fiscal Year, comfort letters, consents related to SEC filings and information technology services.

        Tax Fees—These fees were for services rendered by Deloitte & Touche LLP for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services. Tax fees also include tax related projects, including research and development tax credit study and Section 382 projects of $30,200 and $149,000 for the 2009 Fiscal Year and the 2008 Fiscal Year, respectively.

Pre-approval of Services Performed by the Independent Registered Public Accounting Firm

        The Audit Committee has implemented procedures for the advance approval of all audit and non-audit services to be performed by the independent registered public accounting firm, whereby the Audit Committee must approve all services prior to the commencement of work. Unless the specific service has been pre-approved in accordance with the Audit Committee's charter for the current year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee considers whether the proposed provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the firm's independence. The Audit Committee consults with management prior to the Company's engagement of the independent registered public accounting firm for all audit and non-audit services. The Audit Committee has delegated its authority to pre-approve non-audit services up to an amount of $75,000 in the aggregate in any fiscal year to the Chair of the Audit Committee. The Audit Committee approved in accordance with applicable law all of the audit and non-audit services performed by Deloitte & Touche LLP during the 2009 Fiscal Year. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by SEC Regulation S-K Item 402(b) beginning on page 20 of this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended March 31, 2009.

Compensation Committee
John V. Jaggers, Chairman Noam Lotan Gary J. Mayo Gary D. Simon

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to Regulation 14A, other than as provided in SEC Regulation S-K, Item 407, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that it be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934.

 EXECUTIVE OFFICERS OF THE COMPANY

        The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Darren R. Jamison	43	President & Chief Executive Officer
Edward I. Reich	46	Executive Vice President & Chief Financial Officer
James D. Crouse	45	Executive Vice President of Sales & Marketing
Mark G. Gilbreth	37	Executive Vice President of Operations & Chief Technology Officer
Jayme L. Brooks	38	Vice President of Finance & Chief Accounting Officer

        The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company's Board of Directors:

        Edward I. Reich.    Mr. Reich has served as our Executive Vice President and Chief Financial Officer since February 2008. He most recently served as Vice President, Financial Planning and Analysis from August 2006 to February 2008. Mr. Reich was named Director, Financial Planning and Analysis of Capstone in August 2005, in which position he served until August 2006. Prior to joining Capstone, from 1996 to 2005, Mr. Reich was Corporate Controller at Kistler Aerospace Corporation. Mr. Reich received his Bachelor of Arts degree in Business Administration from San Diego State University. Mr. Reich is a Certified Public Accountant licensed in the State of California and is a member of Financial Executives International.

        James D. Crouse.    Mr. Crouse joined us in February 2007 as Executive Vice President of Sales & Marketing. Prior to joining Capstone, from February 2005 to February 2007, Mr. Crouse was President of Navitas Consulting where he specialized in assisting client companies with growing their businesses. Prior to his employment with Navitas Consulting, Mr. Crouse was General Manager of the Gas Engine Group for Valley Power Systems, the GE Jenbacher distributor, from June 2003 to February 2005. Additionally, Mr. Crouse was President of JST Energy and Vice President of Crown Engineering & Construction from September 2001 to June 2003. Mr. Crouse is a member of the California Association of Building Energy Consultants, and he is a licensed General Engineering Contractor "A" in California.

        Mark G. Gilbreth.    Mr. Gilbreth has served as our Executive Vice President of Operations and Chief Technology Officer since November 2008. He served as Executive Vice President and Chief Technology Officer from February 2007 to November 2008 and Executive Vice President and Chief Operating Officer from April 2006 to February 2007. Prior to that time, he held the position of Interim President & Chief Executive Officer from July 2006 to December 2006. Mr. Gilbreth also served as Vice President, Engineering Technologies from February 2005 to April 2006 and has held positions of increasing responsibilities in Engineering, Program Management and Customer Service since he joined Capstone in August 1995. Prior to joining Capstone, Mr. Gilbreth held various positions in Engineering at Sundstrand Power Systems in San Diego from 1991 to 1995. Mr. Gilbreth received his Bachelor's degree in Computer Science from San Diego State University.

        Jayme L. Brooks.    Ms. Brooks has served as our Vice President of Finance and Chief Accounting Officer since November 2008. She most recently served as Vice President of Financial Planning and Analysis of the Company from February 2008 to November 2008. She also served as Interim Chief Accounting Officer from October 2008 to November 2008. She joined the Company in September 2005 and served as Director of Financial Reporting from September 2005 until February 2008. From March 2003 until September 2005, she was Vice President and Controller of Computer Patent Annuities North America LLC, a company providing solutions for intellectual property management needs, technology renewal services, software tools and portfolio management. Ms. Brooks holds a Bachelor of Arts degree in Business Economics from the University of California at Santa Barbara and a Master of Business Administration degree from the Fuqua School of Business at Duke University. Ms. Brooks is a Certified Public Accountant licensed in California and a member of Financial Executives International.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee reviews and administers the process and substance of the Company's executive compensation program, including compensation of the Named Executive Officers (i.e., those executive officers who appear in the Summary Compensation Table on page 27).

        The Compensation Committee believes that the Company's executive compensation program should:

  •
  Attract and retain individuals of superior ability and managerial talent by offering total compensation that is competitive with a group of specifically identified peer companies that are of comparable size within similar industries and other companies with which the Company competes for executive talent;

  •
  Establish goals and objectives that link incentive compensation to achievement of specific key strategic and financial performance goals;

  •
  Provide compensation that aligns the financial interests of executives with those of Capstone's stockholders through long-term equity incentives that take into account the Company's performance;

  •
  Comply with all applicable laws and Nasdaq rules and guidelines, and ensure that compensation is appropriate in light of reasonable and sensible standards of good corporate governance; and

  •
  Be straightforward and easy to understand and administer.

Role of Compensation Consultant

        The Compensation Committee focuses on attracting, retaining and motivating a highly qualified group of executive officers. They believe that doing so is in the best interests of the Company, its stockholders and other constituencies. The Compensation Committee has engaged an international compensation consulting firm, Hewitt Associates, Inc. ("Hewitt"), as its consultant in determining appropriate compensation for our executive officers, including our Named Executive Officers. As a part of its consulting services, Hewitt collects and analyzes competitive pay data, trends and market practices. Hewitt also provides compensation consulting services to the Company for individuals who are not executive officers.

        In setting compensation, the Compensation Committee reviews information from Hewitt regarding comparative market data, including comprehensive analyses of total compensation and compensation components based on published survey data sized to our annual revenue. The published surveys used by the Compensation Committee in its analysis covered publicly-traded technology and manufacturing industry companies that are below $200 million in revenue. For the 2009 Fiscal Year, Hewitt updated its analysis for prior years and provided an analysis to the Compensation Committee.

        The Compensation Committee has determined that the competitive analysis provided by Hewitt includes a sufficiently large and relevant group of companies for purposes of comparing compensation data. The Compensation Committee considers all relevant information from compensation surveys and does not exclude data in determining compensation for our executive officers. The compensation report provided by Hewitt includes detailed information regarding base salary, target bonus, target total cash, actual total cash, estimated value of long-term incentive compensation and target total direct compensation for individuals deemed to be comparable to our executive officers at the comparable companies. As further discussed below, the Compensation Committee uses this information to assess the levels of compensation that are appropriate for our executive officers, including the Named Executive Officers.

Goal Alignment and Financial and Strategic Performance

        The Compensation Committee believes that the Company's compensation program should encourage and reward outstanding financial and strategic performance. In the 2009 Fiscal Year, the stockholders approved an Executive Performance Incentive Plan pursuant to which the Compensation Committee may pay annual cash bonuses to our executive officers upon the achievement of specific performance goals. The Compensation Committee also believes that the Named Executive Officers should receive a significant portion of their compensation in the form of equity, thereby putting this portion of their compensation at risk and further aligning their long-term interests with the Company's strategic objectives and stockholders' interests. With this structure, the Company's compensation program is designed to maintain a close correlation between the rewards to the Company's executives and the strategic success of the Company and the performance of its stock price.

        Based on input from Hewitt and other resources, the Compensation Committee has determined that a mix of stock options and stock bonus awards, also referred to as time-based restricted stock units or RSUs, is most appropriate for aligning the goals of the Named Executive Officers and other critical senior executives with those of the Company's stockholders. Stock options provide a financial reward only in the event that stockholder values are increased. RSUs provide value upon completion of service or other performance requirements but impose less dilution of stockholder value than do stock options.

Compliance

        The responsibilities and authority of the Compensation Committee are set forth in its charter, which is intended to set forth best practices for compensation. The members of the Compensation Committee are all "independent directors," as defined under Nasdaq rules. Equity incentive awards are granted by the Compensation Committee in a manner that is intended to satisfy SEC Rule 16b-3 under the Exchange Act. As further discussed below, incentive compensation is awarded in a manner that is intended to qualify the payments as "performance-based compensation" within the meaning of Section 162(m) of the Code.

Simplicity

        The basic components of compensation applicable to the executive officers are limited to base salary, annual cash bonus and long-term incentives. The executive officers also receive employee benefits consistent with those offered to other employees of the Company. All executive officers are covered by the Company's Change of Control Severance Plan. The Compensation Committee believes the Company is well served by a compensation structure that is easy to monitor, implement and disclose to its officers, employees and stockholders.

Process

        The Compensation Committee relies on compensation information about comparable companies and consultation with Hewitt in establishing compensation. For the 2009 Fiscal Year, Hewitt provided an update to the comprehensive compensation information that had been prepared for the prior fiscal year. The information provided by Hewitt is described above under "—Overview—Role of the Compensation Consultant." The data included the levels of compensation paid at the 50th percentile and 75th percentile of the comparable companies. The Compensation Committee did not set compensation for Named Executive Officers at these or any other percentiles but, instead, used this data as benchmarks in assessing the appropriateness of our compensation arrangements.

Components of Compensation

        For each of our Named Executive Officers, the Compensation Committee reviews each component of compensation and the total value of all compensation, or "total direct compensation." Each component is discussed in more detail below. The Compensation Committee has placed more emphasis on the comparative value of each Named Executive Officer's total direct compensation, rather than each compensation component. The Compensation Committee seeks to provide total direct compensation to the Named Executive Officers that is comparable to the total direct compensation of executives of comparable companies. Because the Compensation Committee has determined that a significant portion of compensation should be at risk, the actual compensation realized by the Named Executive Officers depends on the level of performance achieved over both the short-term and long-term and upon long-term tenure in the position. This emphasis has the effect of more heavily weighting total direct compensation on long-term incentives and at-risk compensation.

Base Salary

        The base salary for each of the Named Executive Officers is based on long-term individual performance and is compared to base salaries for executives at comparable companies, as further described above under "—Process." The Compensation Committee believes that base salaries should also reflect other relevant factors, such as unique roles and responsibilities and/or individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the median of the applicable range of base salaries paid by comparable companies. In the 2009 Fiscal Year, the Compensation Committee increased the base salaries of Mr. Gilbreth from $247,400 to $275,000 and Ms. Brooks from $170,000 to $200,000. Following the 2009 Fiscal Year, in April 2009, the Compensation Committee increased the base salary of Mr. Jamison from $400,400 to $425,000. See "—Compensation of the Individual Named Executive Officers" for additional details.

Annual Cash Bonus

        Annual cash bonus payments to Named Executive Officers can be awarded by the Compensation Committee based on performance, achievement of specific goals and other relevant factors determined in the discretion of the Compensation Committee. In the 2009 Fiscal Year, the stockholders approved an incentive program, known as the Executive Performance Incentive Plan, pursuant to which the Compensation Committee can make awards, including cash bonuses, to our executive officers based on the attainment of specific performance goals.

        Pursuant to the 2009 Fiscal Year awards under the Executive Performance Incentive Plan, each of the executive officers other than James D. Crouse was eligible to receive a target bonus equal to a stated percentage of annual base salary, with a threshold bonus opportunity of one-half of the target bonus and a maximum possible bonus of 165% of the target bonus. The award to each executive officer, other than Mr. Crouse, was to be based upon targets related to the Company's revenue, cash utilization, operating expenses and direct material costs as a percentage of revenue for the 2009 Fiscal Year. The award to Mr. Crouse for 2009 was to be based solely on the Company's revenue.

        In June 2009, the Compensation Committee met and determined that the Company did not achieve the threshold performance objectives stated in the Executive Performance Incentive Plan in order to trigger payment under the awards for any of the Named Executive Officers other than Mr. Crouse. Based on the Company's revenue, Mr. Crouse earned a cash bonus of $94,830. Although the Named Executive Officers, other than Mr. Crouse, did not achieve the performance goals required to earn payments for the 2009 Fiscal Year under the Executive Performance Incentive Plan, the committee in its sole discretion determined to pay cash bonuses of $15,000 to Mr. Reich and $10,000 to Mr. Gilbreth based on their individual performance during the 2009 Fiscal Year.

        Also in June 2009, the Compensation Committee approved performance goals and other terms of awards for our executive officers for the 2010 Fiscal Year. Awards under the Executive Performance Incentive Plan for the 2010 Fiscal Year entitle each of the executive officers, other than Mr. Crouse, to payments of a target bonus equal to a stated percentage of annual base salary, with a threshold bonus opportunity of one-half of the target bonus and a maximum possible bonus of 165% of the target bonus. The percentages above and below target are calculated on a sliding scale to penalize performance below target and reward performance that exceeds target. Payments under the awards are based on performance goals that are selected from the criteria described in the Executive Performance Incentive Plan. Each objective is determined in reference to our financial statements and annual budget. The awards provide that the bonus payment to each executive officer, other than Mr. Crouse, will be based 40% upon targets related to the Company's revenue for the 2010 Fiscal Year, 20% upon targets related to cash utilization, 20% upon targets related to operating expenses and 20% upon targets related to direct material costs as a percentage of revenue. Bonuses are not payable unless the Company achieves threshold amounts of revenue and any two of the other objectives established for the 2010 Fiscal Year. The potential bonus that could be paid pursuant to awards to each executive officer, other than Mr. Crouse, for the 2010 Fiscal Year are summarized in the table below.

Fiscal 2010 Executive Performance Incentive Plan Awards

		Award Opportunity
	Target Bonus Percentage of Salary
Executive Officer		Threshold ($)	Target ($)	Maximum ($)
Darren R. Jamison	100%	$212,500	$425,000	$701,250
Mark G. Gilbreth	45%	61,875	123,750	204,188
Edward I. Reich	45%	56,250	112,500	185,625
Jayme L. Brooks	30%	30,000	60,000	99,000

The bonus for Mr. Crouse for the 2010 Fiscal Year will be based on the Company's revenue in excess of revenue during the 2009 Fiscal Year, subject to modification if actual department expenses exceed budget. The Executive Performance Incentive Plan includes an absolute maximum payment of $4 million under any award.

        Following the end of the 2010 Fiscal Year, the Compensation Committee will determine whether and the extent to which the applicable 2010 performance targets were met. The Compensation Committee will then award each executive officer a bonus based on the achievement of the applicable performance targets. No payments will be made for performance below specified threshold levels. The Compensation Committee has discretion to reduce any payments that would otherwise be made under the awards based on the achievement of the performance goals. For example, a payment could be reduced if the Compensation Committee determined that the executive officer failed to achieve individual or departmental goals that are unrelated to the Company's overall performance.

Long-Term Equity Incentives

        General.    In February 2007, the Compensation Committee formalized its policy regarding the granting of equity-based compensation awards. The policy generally provides that the Compensation Committee shall not backdate any equity grant or manipulate the timing of the public release of material information with the intent of benefiting a grantee under an equity award. Generally, quarterly grants of equity-based compensation awards are to be approved by the Compensation Committee on the date of a regularly scheduled meeting of the Compensation Committee. Inducement grants may be approved at a special meeting of the Compensation Committee and are generally effective as of the commencement of employment. The date the Compensation Committee acts to approve an award shall be the grant date of the award for purposes of the Company's equity compensation plans, except that grants made after the close of business may be deemed to be granted on the following day. No grants may be made by action on written consent, except in extraordinary circumstances. In no event shall the exercise price or value of an award be determined by reference to the fair market value of the Company's Common Stock on a day other than the grant date of the award. The Compensation

Committee does not grant options with reload features and is prohibited from re-pricing stock options under the terms of the 2000 Plan.

        In discharging its responsibility for administering the Company's stock-based compensation programs, the Compensation Committee regularly monitors and evaluates the total cost of such programs, based on information provided annually by, and in consultation with, Hewitt. This information includes share utilization and annual grant rates. The Compensation Committee determines the appropriate award to each Named Executive Officer by assessing equity incentive awards made to officers by comparable companies and evaluating the level of equity incentives that have been previously awarded to each Named Executive Officer.

        The Compensation Committee granted certain Named Executive Officers long-term equity incentives in the 2009 Fiscal Year under our 2000 Plan. All long-term incentives were made in the form of either stock options or a stock bonus award under the 2000 Plan. A stock bonus award entitles the holder to receive shares of Common Stock upon the achievement of service or other vesting conditions. Bonus awards are also referred to as restricted stock units or RSUs. See "Executive Compensation—Grants of Plan-Based Awards" for more information on awards of long-term equity incentives.

        Option Awards.    In the 2009 Fiscal Year, options were granted to all Named Executive Officers. This included special awards to Ms. Brooks and Mr. Gilbreth in connection with their promotions during the year. Pursuant to the provisions of the 2000 Plan, the exercise price of an option is set as the market price of the Company's stock on the date of the grant. All options granted in the 2009 Fiscal Year to Named Executive Officers vest 25% on the first anniversary date and monthly thereafter on a pro rata basis over the next 36 months and expire 10 years from the grant date. See "—Compensation of the Individual Named Executive Officers" for additional details.

        Restricted Stock Units.    In the 2009 Fiscal Year, the Compensation Committee granted RSUs to all of the Named Executive Officers. Restricted stock units, or stock bonus awards, vest in increments of 25% on each anniversary of the date of grant. See "—Compensation of the Individual Named Executive Officers" for additional details.

Employee Benefits

        Executive officers are generally entitled only to benefits consistent with those offered to other employees of the Company. The Company offers group life, disability, medical, dental and vision insurance and an employee stock purchase program.

Change of Control Benefits

        The Company maintains the Capstone Turbine Corporation Change of Control Severance Plan (the "Change of Control Plan"), which provides certain payments and benefits to eligible employees, including the Named Executive Officers, upon a change of control of the Company. The Change of Control Plan provides severance benefits to participants whose employment is terminated or otherwise adversely impacted within 12 months of a change of control of the Company. Upon becoming eligible, participants receive a lump sum cash payment under the Change of Control Plan that is equal to their annual base salary and continuation coverage in our medical and dental benefit plans at no cost for a period of 12 months. However, we entered into an agreement with Mr. Jamison to provide him with a severance payment that is equal to his base compensation for a period of 18 months. This additional payment applies to a change of control that occurs prior to April 1, 2012. The Board adopted the Change of Control Plan to increase the likelihood that key management personnel are retained during any pending transactions involving a change of control of the Company. In addition, certain awards under the 2000 Plan become fully vested in the event of a change of control of the Company. The Compensation Committee believes that these change of control benefits are similar to and consistent with those offered by the companies included in the Hewitt industry group described above.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain employee benefit plan contributions, sales commissions and other payments. The Compensation Committee intends that our incentive compensation programs qualify for an exception to the limitations of Section 162(m) whenever possible so that we may fully deduct compensation paid to our Named Executive Officers under these programs. The Executive Performance Incentive Plan is intended to ensure that cash bonuses paid to our Named Executive Officers are treated as "performance based compensation" for this purpose, as are certain awards under the 2000 Plan.

        We have made certain equity incentive awards that may cause a portion of the compensation paid to Named Executive Officers to exceed the Section 162(m) limitation and, therefore, may prevent us from deducting the excess portion. Payments under these equity incentives are generally conditioned on long-term increases in stockholder value. In making these equity incentive awards, the Compensation Committee determined that the benefits of these arrangements to us and our stockholders outweighed the potential inability to deduct a portion of the compensation for federal income tax purposes.

Compensation of the Individual Named Executive Officers

Mr. Jamison

        Mr. Jamison's total direct compensation (i.e., base salary, annual cash bonus and long-term incentives) was established and is reviewed and adjusted by the Compensation Committee with market analysis provided by Hewitt. Mr. Jamison's total direct compensation should remain comparable to the compensation paid to chief executive officers by comparable companies reflected in the published survey data. For the 2009 Fiscal Year, Mr. Jamison was eligible for a cash bonus equivalent to 100% of his base salary at target performance levels. However, the Company did not achieve the threshold performance objectives required by the Executive Performance Incentive Plan and, therefore, no cash bonus was paid. Mr. Jamison was eligible to receive a special performance bonus of $100,000 to be paid if the Company became cash flow positive for any two consecutive quarters through the end of the 2009 Fiscal Year. This objective was not achieved and the special performance bonus was not paid. Effective December 10, 2008, the Compensation Committee awarded Mr. Jamison options to purchase 350,000 shares of common stock and 45,000 RSUs. Hewitt provided comments and considerations and survey data that was relied on by the Compensation Committee in making these determinations.

        The Compensation Committee reassessed Mr. Jamison's compensation at the close of the 2009 Fiscal Year to determine if it was sufficient for retention purposes and to reward Mr. Jamison for his role in the achievement of significant milestones by the Company. The Compensation Committee determined that adjustments would be appropriate for the 2010 Fiscal Year, with an emphasis on long-term equity incentives to further align Mr. Jamison's interests with the Company's stockholders. In its April 3, 2009 meeting, Mr. Jamison was awarded options to purchase 650,000 shares of Common Stock and 205,000 RSUs. In addition, the Compensation Committee extended the opportunity to earn a special performance bonus described above through the 2010 Fiscal Year. Mr. Jamison's supplemental change of control benefit, described above under "—Components of Compensation—Change of Control Benefits," provides a cash payment equal to base salary over 18 months and was extended to apply to a change of control that occurs through April 8, 2012. The Compensation Committee also increased Mr. Jamison's salary to $425,000 effective April 13, 2009. In making these adjustments, the Compensation Committee referred to and relied on the published survey data of comparable companies.

Messrs. Reich, Crouse, and Gilbreth and Ms. Brooks

        The Compensation Committee set the 2009 Fiscal Year compensation for the remaining Named Executive Officers based on updated information provided by, and in consultation with, Hewitt. As discussed above under "—Process," the compensation for these Named Executive Officers was compared to the selected compensation benchmarks for executive officers of comparable companies. The Compensation Committee determined that compensation paid to our Named Executive Officers, except as noted above regarding Mr. Jamison, is comparable to amounts paid by comparable companies reflected in the published survey data. Consideration was also given to internal pay equity and with emphasis on long-term incentives to encourage the long-term success of the Company.

        During the 2009 Fiscal Year, Mark Gilbreth was promoted from Executive Vice President and Chief Technology Officer to Executive Vice President of Operations and Chief Technology Officer and Jayme Brooks was promoted from Vice President of Financial Planning and Analysis to Vice President of Finance and Chief Accounting Officer. In connection with these promotions, the Compensation Committee adjusted base salaries and made additional long-term equity incentive awards under our 2000 Plan. Mr. Gilbreth's base salary was increased from $247,400 to $275,000 effective November 10, 2008, and Ms. Brooks' base salary was increased from $170,000 to $200,000, effective October 10, 2008. Mr. Gilbreth was awarded options to purchase 150,000 shares of Common Stock and 25,000 RSUs effective November 7, 2008, and Ms. Brooks was awarded options to purchase 125,000 shares of Common Stock, effective November 25, 2008. The Compensation Committee determined that these increases and grants were appropriate in connection with the promotions to provide base salaries and long-term incentives comparable to similarly situated executives at comparable companies.

        In December 2008, the Compensation Committee granted long-term equity incentives under our 2000 Plan as follows: Mr. Reich received options to purchase 150,000 shares of Common Stock and 5,000 RSUs; Mr. Crouse received options to purchase 75,000 shares of Common Stock and 20,000 RSUs; Mr. Gilbreth received options to purchase 75,000 shares of Common Stock and 20,000 RSUs; and Ms. Brooks received 22,000 RSUs.

Conclusion

        The Compensation Committee believes that its decisions with respect to compensation paid to the Named Executive Officers for the 2009 Fiscal Year are consistent with the goals outlined at the beginning of this Compensation Discussion and Analysis.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The table below sets forth the compensation of the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers during the 2009 Fiscal Year. These individuals are referred to in this Proxy Statement as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Darren R. Jamison	2009	$400,400	$—		$161,615	$533,609	$—	$7,092	$1,102,716
President & Chief Executive	2008	400,400	—		159,076	518,012	—	25,954	1,103,442
Officer	2007	115,500	150,000	(1)	44,767	145,779	—	9,277	465,323
Edward I. Reich(6)	2009	250,000	15,000		15,456	260,892	—	336	541,684
Executive Vice President & Chief Financial Officer	2008	188,154	—		10,815	90,371	—	3,045	292,385
Jayme L. Brooks(7) Vice President of Finance & Chief Accounting Officer	2009	183,846	—		23,399	62,489	—	3,505	273,239
James D. Crouse(6)	2009	228,800	—		44,293	152,018	94,830	3,900	523,841
Executive Vice President of Sales & Marketing	2008	220,677	—		43,088	148,779	—	3,646	416,190
Mark G. Gilbreth	2009	258,000	10,000		32,679	340,422	—	3,339	644,440
Executive Vice President of	2008	226,723	—		22,385	354,726	—	4,005	607,839
Operations & Chief Technology Officer	2007	217,309	—		—	301,483	—	34,918	553,710

(1)
Reflects signing bonus.

(2)
The amounts shown are the amounts of compensation cost recognized by the Company related to the grants of restricted stock and RSUs, as described in Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," ("SFAS No. 123(R)"). For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2009 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures. The table below shows the overall amount of the compensation cost attributable to each award for the 2009 Fiscal Year.

Named Executive Officer	Grant Date	Number of Shares in Original Grant	2009 Fiscal Year Compensation Cost
Darren R. Jamison	12/10/2008	45,000	$2,974
	12/18/2006	500,000	158,641
Edward I. Reich	12/10/2008	5,000	330
	10/10/2007	28,900	8,231
	08/31/2006	14,450	6,895
Jayme L. Brooks	12/10/2008	22,000	1,454
	02/07/2008	43,350	15,379
	10/10/2007	12,000	3,418
	06/12/2007	12,000	3,148
James D. Crouse	12/10/2008	20,000	1,322
	02/05/2007	200,000	42,971
Mark G. Gilbreth	12/10/2008	20,000	1,322
	11/07/2008	25,000	3,376
	06/13/2007	100,000	27,981

(3)
The amounts shown are the amounts of compensation cost recognized by the Company related to the grants of stock options, as described in SFAS No. 123(R). For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2009 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures. The table below shows the overall amount of the compensation cost attributable to each award for the 2009 Fiscal Year.

Named Executive Officer	Grant Date	Exercise Price	Number of Shares of Stock Underlying Options in Original Grant	2009 Fiscal Year Compensation Cost
Darren R. Jamison	12/18/2006	$1.27	2,000,000	$516,596
	12/10/2008	0.87	350,000	17,013
Edward I. Reich	12/10/2008	0.87	150,000	7,291
	01/15/2008	1.52	750,000	210,119
	08/22/2005	2.91	75,000	43,482
Jayme L. Brooks	11/25/2008	0.85	125,000	6,756
	09/12/2005	5.58	50,000	55,733
James D. Crouse	12/10/2008	0.87	75,000	3,646
	02/05/2007	0.86	850,000	148,372
Mark G. Gilbreth	12/10/2008	0.87	75,000	3,646
	11/07/2008	1.37	150,000	14,934
	02/14/2007	0.90	100,000	18,250
	06/12/2006	2.63	400,000	217,221
	10/31/2005	2.43	100,000	48,399
	03/17/2005	1.64	110,000	34,424
	09/09/2004	1.58	25,000	3,548
(4)
Represents bonus paid pursuant to the Executive Performance Incentive Plan for the 2009 Fiscal Year.

(5)
Represents (a) Company contributions to the 401(k) plan and premiums paid by Capstone for life insurance, (b) $20,502 for relocation expenses paid to Mr. Jamison during the 2008 Fiscal Year and (c) $34,063 for relocation expenses paid to Mr. Gilbreth during the fiscal year ended March 31, 2007 (the "2007 Fiscal Year").

(6)
Neither Mr. Reich nor Mr. Crouse was a Named Executive Officer for the 2007 Fiscal Year.

(7)
Ms. Brooks was not a Named Executive Officer for the 2008 Fiscal Year or the 2007 Fiscal Year.

Grants of Plan-Based Awards

        Information about each grant of a plan-based award made to a Named Executive Officer during the 2009 Fiscal Year is set forth in the table below.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(2)	Grant Date Fair Value of Stock and Option Awards(3)
Darren R. Jamison	12/10/2008	—	350,000	$0.87	$223,930
	12/10/2008	45,000	—	—	39,150
Edward I. Reich	12/10/2008	—	150,000	0.87	95,970
	12/10/2008	5,000	—	—	4,350
Jayme L. Brooks	12/10/2008	22,000	—	—	19,140
	11/25/2008	—	125,000	0.85	78,338
James D. Crouse	12/10/2008	20,000	—	—	17,400
	12/10/2008	—	75,000	0.87	47,985
Mark G. Gilbreth	12/10/2008	—	75,000	0.87	47,985
	12/10/2008	20,000	—	—	17,400
	11/07/2008	—	150,000	1.37	151,515
	11/07/2008	25,000	—	—	34,250

(1)
Reflects shares of Common Stock underlying restricted stock units, which vest in four equal installments on each anniversary of the grant date conditioned on continued employment.

(2)
Reflects the fair market value of a share of Common Stock as the closing sales price of the Common Stock on the date of grant.

(3)
Reflects the SFAS No. 123(R) value of awards made in the 2009 Fiscal Year to the Named Executive Officers. Such amounts are not apportioned over the service or vesting period, as opposed to the presentation in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

        Information about outstanding equity awards held by the Named Executive Officers as of the end of the 2009 Fiscal Year is set forth in the table below.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options				Number of Shares or Units of Stock That Have Not Vested(3)
						Market Value of Shares or Units of That Have Not Vested(4)
			Option Exercise Price	Option Expiration Date(2)
Name	Exercisable(1)	Unexercisable(1)
Darren R. Jamison	—	350,000	$0.87	12/10/2018	45,000	$32,400
	1,125,000	875,000	1.27	12/18/2016	250,000	180,000
Edward I. Reich	—	150,000	0.87	12/10/2018	5,000	3,600
	218,750	531,250	1.52	01/15/2018	21,675	15,606
	67,188	7,812	2.91	08/22/2015	7,224	5,201
Jayme L. Brooks	43,750	6,250	5.58	09/12/2015	9,000	6,480
	—	125,000	0.85	11/25/2018	9,000	6,480
	—	—	—	—	32,512	23,409
	—	—	—	—	22,000	15,840
James D. Crouse	—	75,000	0.87	02/05/2018	20,000	14,400
	442,708	407,292	0.86	02/05/2017	100,000	72,000
Mark G. Gilbreth	—	75,000	0.87	12/10/2018	20,000	14,400
	—	150,000	1.37	11/7/2018	25,000	18,000
	52,083	47,917	0.90	01/14/2017	75,000	54,000
	275,000	125,000	2.63	06/12/2016	—	—
	85,417	14,583	2.43	10/31/2015	—	—
	110,000	—	1.64	03/17/2015	—	—
	25,000	—	1.58	09/09/2014	—	—
	70,000	—	2.36	01/26/2014	—	—
	5,000	—	2.36	01/26/2014	—	—
	12,000	—	1.89	06/26/2012	—	—
	18,000	—	3.33	02/18/2010	—	—
	36,000	—	0.33	05/01/2009	—	—

(1)
Options vest 25% on the first anniversary of the grant date and monthly thereafter on a pro rata basis over the next 36 months, conditioned on continued employment.

(2)
All options terminate, if not sooner, at the expiration of 10 years following the grant date.

(3)
Restricted stock units vest in four equal installments on each anniversary of the date of grant, conditioned on continued employment.

(4)
Based on the closing sales price of our Common Stock of $0.72 on the Nasdaq Global Market on March 31, 2009.

Option Exercises and Stock Vested

        Information about the exercise of stock options and vesting of restricted stock, including restricted stock units, during the 2009 Fiscal Year for each Named Executive Officer is set forth in the table below. No stock options were exercised by the Named Executive Officers during the 2009 Fiscal Year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
Darren R. Jamison	—	$—	125,000	(1)	$133,750	(1)
Edward I. Reich	—	—	7,225	(2)	14,523	(2)
			3,613	(3)	7,262	(3)
Jayme L. Brooks	—	—	10,838	(4)	10,079	(4)
			3,000	(2)	6,030	(2)
			3,000	(5)	10,230	(5)
James D. Crouse	—	—	50,000	(6)	46,500	(6)
Mark G. Gilbreth	—	—	25,000	(7)	92,500	(7)

(1)
On December 18, 2008, shares vested and the market value of the stock was $1.07 per share.

(2)
On October 10, 2008, shares vested and the market value of the stock was $2.01 per share.

(3)
On August 31, 2008, shares vested and the market value of the stock was $2.01 per share.

(4)
On February 9, 2009, shares vested and the market value of the stock was $0.93 per share.

(5)
On June 12, 2008, shares vested and the market value of the stock was $3.41 per share.

(6)
On February 5, 2009, shares vested and the market value of the stock was $0.93 per share.

(7)
On June 13, 2008, shares vested and the market value of the stock was $3.70 per share.

Potential Payments upon Termination or Change of Control

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to Named Executive Officers in the event of a termination of employment or a change of control of the Company. The amount of compensation payable to each Named Executive Officer if each situation occurred on March 31, 2009 is listed in the tables below.

Mr. Jamison

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$400,400	(1)	$600,600	(2)
Stock Options (unvested)	—		—	(3)
Restricted Stock Units (unvested)	—		295,000	(4)
Insurance Benefits	20,516	(5)	30,775	(6)

(1)
Reflects a severance payment of Mr. Jamison's annual base salary as of March 31, 2009 payable over a period of 12 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective April 8, 2009 to extend its term until April 8, 2012. Mr. Jamison's base salary was increased from $400,400 to $425,000 effective April 13, 2009.

(2)
Reflects a lump sum severance payment of Mr. Jamison's base salary as of March 31, 2009 for 18 months after termination, in accordance with a written agreement with Mr. Jamison dated December 18, 2006. This agreement was amended and restated effective April 8, 2009 to extend its term until April 8, 2012. Mr. Jamison's base salary was increased from $400,400 to $425,000 effective April 13, 2009.

(3)
All outstanding, unexercised stock options vest if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the 2000 Plan. The market value of the Common Stock on March 31, 2009 was lower than the exercise price of all options. Therefore, no value is reflected in the table.

(4)
Reflects the value of the outstanding, unvested restricted stock units of Common Stock, which become vested if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the 2000 Plan.

(5)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

(6)
Reflects payment of health benefit premiums to be paid for a period of 18 months.

Mr. Reich

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$125,000	(1)	$250,000	(2)
Stock Options (unvested)	—		—	(3)
Restricted Stock Units (unvested)	—		33,899	(4)
Insurance Benefits	7,333	(5)	14,655	(6)

Ms. Brooks

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$100,000	(1)	$200,000	(2)
Stock Options (unvested)	—		—	(3)
Restricted Stock Units (unvested)	—		72,512	(4)
Insurance Benefits	$9,510	(5)	19,020	(6)

Mr. Crouse

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$114,400	(1)	$228,800	(2)
Stock Options (unvested)	—		—	(3)
Restricted Stock Units (unvested)	—		120,000	(4)
Insurance Benefits	10,258	(5)	20,516	(6)

Mr. Gilbreth

Executive Benefits and Payments upon Termination	Involuntary Termination without Cause		Termination Related to Change of Control
Cash Payments	$137,500	(1)	$275,000	(2)
Stock Options (unvested)	—		4,973	(3)
Restricted Stock Units (unvested)	—		120,000	(4)
Insurance Benefits	10,122	(5)	20,244	(6)

(1)
Reflects a severance payment of six months of the executive's normal compensation under our Severance Pay Plan.

(2)
Reflects a lump sum severance payment of 12 months of the executive's normal compensation under our Change of Control Severance Plan.

(3)
Reflects the value of the shares of Common Stock underlying outstanding, unexercised stock options, which become exercisable if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the 2000 Plan.

(4)
Reflects the value of the outstanding, unvested restricted stock units of common stock, which become vested if the executive is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the 2000 Plan.

(5)
Reflects payment of health benefit premiums to be paid for a period of six months.

(6)
Reflects payment of health benefit premiums to be paid for a period of 12 months.

Employment Contracts, Termination of Employment and Change of Control Arrangements

        The Board of Directors adopted the Change of Control Plan in April 2002. The Change of Control Plan is applicable to each member of management designated by the Board of Directors, including the Named Executive Officers. In the event that a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change in control of the Company, the participant will receive a payment equal to his or her annual base salary plus the cash incentive compensation for the year in which the effective date for the change in control occurs, as well as continuation of health plan benefits for 12 months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 18 months. This agreement expires on April 8, 2012.

        The Company adopted the Capstone Turbine Corporation Severance Pay Plan (the "Severance Plan") in May 2002. The Severance Plan provides that each member of management reporting to the Chief Executive Officer and/or the President, including the Named Executive Officers, whose employment is involuntarily terminated without cause will receive, upon signing a release, a payment equal to such person's salary for six months. However, Mr. Jamison is a party to an agreement that provides he will receive an enhanced payment equal to his base salary over a period of 12 months. Payments under the Severance Plan are reduced by any benefits received under the Change of Control Plan or under any other severance agreement with the Company.

        The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Stock awards or options to purchase Common Stock have been issued to Named Executive Officers as inducement grants or pursuant to the 2000 Plan that become fully vested or exercisable if a participant is involuntarily terminated (other than for misconduct) or resigns as a result of a reduction in responsibility or compensation or relocation within 12 months of a change of control of the Company. Full vesting is also triggered if the acquirer of the Company does not assume the awards issued under the 2000 Plan.

 COMPENSATION OF DIRECTORS

        Mr. Jamison, the Company's President and Chief Executive Officer, does not receive compensation for serving as a member of the Board of Directors. Information about the compensation of the non-employee directors for the 2009 Fiscal Year is set forth in the table below.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Eliot G. Protsch	$30,250	$15,097	$45,347
Richard K. Atkinson	28,000	29,541	57,541
John V. Jaggers	29,500	15,097	44,597
Noam Lotan	29,500	16,867	46,367
Gary J. Mayo	26,500	18,316	44,816
Gary D. Simon	30,750	27,051	57,801
Holly A. Van Deursen	26,594	18,316	44,910
Darrell J. Wilk	26,125	29,298	55,423

(1)
Includes stock awards granted to non-employee directors who elect to take payment of all or any part of their directors' fees in stock in lieu of cash. For each term of the Board of Directors (beginning on the date of an annual meeting of stockholders and ending on the date immediately preceding the next annual meeting of stockholders), a non-employee director may elect to receive, in lieu of all or any portion of his or her annual retainer or committee fee cash payment, a stock award. The award is calculated by dividing the amount of the fee by the fair market value of a share of Common Stock on the date the fee is payable. For the 2009 Fiscal Year, 44% of the amount of the fees were paid in the form of stock.

(2)
The amounts shown are the amounts of compensation cost recognized by the Company in the 2009 Fiscal Year related to the grants of stock options in the 2009 Fiscal Year and prior fiscal years, as described in SFAS No. 123(R). For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2009 Fiscal Year. The amounts shown exclude any estimate of future forfeitures and reflect the effect of any actual forfeitures. The table below shows how much of the overall amount of the compensation cost is attributable to each award.

Director	Grant Date	Exercise Price	Number of Shares of Stock Underlying Options in Original Grant	2009 Fiscal Year Compensation Cost
Eliot G. Protsch	08/28/2008	$2.76	10,000	$11,928
	08/24/2007	0.99	10,000	3,169
Richard K. Atkinson	08/28/2008	2.76	10,000	11,928
	08/24/2007	0.99	10,000	3,169
	12/09/2005	3.62	21,600	14,444
John V. Jaggers	08/28/2008	2.76	10,000	11,928
	08/24/2007	0.99	10,000	3,169
Noam Lotan	08/28/2008	2.76	10,000	11,928
	08/24/2007	0.99	10,000	3,169
	06/23/2005	1.35	21,600	1,770
Gary J. Mayo	08/28/2008	2.76	10,000	11,928
	10/11/2007	1.11	21,600	6,388
Gary D. Simon	08/28/2008	2.76	10,000	11,928
	08/24/2007	0.99	10,000	3,169
	09/16/2005	5.45	21,600	11,954
Holly A. Van Deursen	08/28/2008	2.76	10,000	11,928
	10/11/2007	1.11	21,600	6,388
Darrell J. Wilk	08/28/2008	2.76	10,000	11,928
	08/24/2007	0.99	10,000	3,169
	06/19/2006	2.35	21,600	14,201

  The grant date fair value of each option to purchase 10,000 shares of Common Stock grated on August 28, 2008 was $20,250. The grant date fair value is calculated based on the SFAS No. 123(R). For a discussion of valuation assumptions, see Note 8 to the Company's financial statements included in the Company's Annual Report on Form 10-K for the 2009 Fiscal Year. As of March 31, 2009, Messrs. Protsch and Jaggers each held options to purchase 96,884 shares, Mr. Lotan held options to purchase 61,600 shares, Mr. Mayo and Ms. Van Deursen each held options to purchase 31,600 shares and Messrs. Atkinson, Simon and Wilk each held options to purchase 51,600 shares.

        Equity compensation is paid under the 2000 Plan which provides each non-employee director an option to purchase 21,600 shares of our Common Stock upon initial election to the Board of Directors. This initial grant becomes exercisable in three equal installments on each anniversary of the initial election, based upon continuing service as a director. The 2000 Plan further provides for the grant of options to our non-employee directors to purchase 10,000 shares of our Common Stock on the date of each annual meeting of stockholders at which the non-employee director is re-elected to our Board of Directors. This annual grant becomes exercisable in four equal installments at the end of each quarter in the fiscal year, based upon continuing service as a director. The exercise price of all options is equal to the fair market value of the Common Stock on the grant date, and the term is 10 years, subject to earlier expiration in connection with termination of service.

        During the 2009 Fiscal Year each non-employee director received a cash retainer of $25,000. In March 2009, the Board of Directors increased the annual retainer to $30,000, provided that at least 20% be payable in the form of shares of Common Stock. Each non-employee director also receives a $1,500 annual retainer for each standing committee of the Board of Directors on which he or she serves; except that the Chairman of each committee receives a $3,000 annual retainer. The Chairman of the Board of Directors receives an additional $5,000 annual retainer. Non-employee directors may elect to receive shares of Common Stock in lieu of any cash retainer, based on the fair market value of Common Stock on the date that cash would have otherwise been paid. Currently, there is a limit of 20,000 shares in a fiscal year that can be issued to a director in lieu of cash. However, such limit will be eliminated if the stockholders approve Proposal 2 included in this Proxy Statement. All payments are paid quarterly in arrears. If requested, all director expenses incurred in attending the Board of Directors or committee meetings are reimbursed by the Company.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information regarding securities authorized for issuance under equity compensation plans as of March 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Stockholders
2000 Plan Stock Options	5,010,374		$2.04		3,587,755	(1)
2000 Plan Stock Bonus Awards	2,049,152		—		—
2000 Employee Stock Purchase Plan	—		—		62,752
Equity Compensation Plans Not Approved by Stockholders
Inducement Stock Options	4,200,000	(2)	$1.37		—
Inducement Restricted Stock Units	462,500	(3)	—		—

Total	11,722,026		$1.74	(4)	3,650,507

(1)
The shares available for stock bonus awards under the 2000 Plan are included in this number.

(2)
Consists of stock options granted outside the 2000 Plan at exercise prices equal to the fair market value of its Common Stock, as inducement grants to executive officers and other employees of the Company since 2002. Included in the 4,200,000 shares of Common Stock were options to purchase 2,000,000 shares of Common Stock granted to Mr. Jamison, options to purchase 850,000 shares of Common Stock granted to Mr. Crouse, options to purchase 500,000 shares of Common Stock granted to Mr. Estus, our former Senior Vice President of Operations, and options to purchase 850,000 shares of Common Stock granted to two other employees. Although the options were not granted under the 2000 Plan, they are governed by terms and conditions similar to those set forth in the 2000 Plan.

(3)
Consists of restricted stock units granted outside the Company's 2000 Plan as inducement grants to executive officers and employees of the Company since December 2006. Included in the 462,500 RSUs were 250,000 RSUs granted to Mr. Jamison, 100,000 RSUs granted to Mr. Crouse and 112,500 RSUs granted to another employee. As with the inducement options, these restricted stock units are governed by terms and conditions similar to those set forth in the 2000 Plan.

(4)
The weighted-average exercise price does not take into account restricted stock units as there is no exercise price associated with restricted stock units.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The tables below set forth certain information as of June 30, 2009 (unless otherwise indicated) regarding beneficial ownership of Common Stock by: (1) each director, nominee for director and Named Executive Officer of the Company; (2) all directors and executive officers as a group; and (3) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. As of June 30, 2009, there were 188,689,214 shares of Common Stock outstanding. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Darren R. Jamison	2,014,958		1.06%
Eliot G. Protsch	1,668,331	(2)	*
Mark G. Gilbreth	853,497		*
James D. Crouse	708,450		*
Edward I. Reich	416,980		*
John V. Jaggers	311,185	(3)	*
Jayme L. Brooks	134,384		*
Noam Lotan	71,600		*
Darrell J. Wilk	69,447		*
Gary D. Simon	64,765		*
Richard K. Atkinson	51,600		*
Gary J. Mayo	48,155		*
Holly A. Van Deursen	39,635		*
Directors and executive officers as a group (13 persons)	6,452,988		3.36%

*
Less than one percent.

(1)
In computing the number of shares beneficially owned by an individual and the percentage ownership of that individual, shares of Common Stock underlying options held by that individual that are currently exercisable, or will become exercisable within 60 days from June 30, 2009, are deemed outstanding. The total number of shares of Common Stock underlying options, pursuant to which such individuals have rights to acquire beneficial ownership of Common Stock within 60 days, is as follows:

Name	Shares Underlying Options
Darren R. Jamison	1,333,333
Eliot G. Protsch	96,884
Mark G. Gilbreth	715,000
James D. Crouse	531,250
Edward I. Reich	371,875
John V. Jaggers	96,884
Jayme L. Brooks	48,958
Noam Lotan	61,600
Darrell J. Wilk	51,600
Gary D. Simon	51,600
Richard K. Atkinson	51,600
Gary J. Mayo	17,200
Holly A. Van Deursen	17,200

(2)
The ownership includes 1,464,286 shares held by Alliant Energy Corporation. Mr. Protsch disclaims beneficial ownership of such shares except to the extent of his proportionate interest therein.

(3)
The ownership includes: (a) 43,087 shares of Common Stock held by Sevin Rosen Fund V L.P.; (b) 1,842 shares of Common Stock held by Sevin Rosen V Affiliates Fund L.P.; (c) 9,728 shares of Common Stock held by Sevin Rosen VII Affiliates Fund, L.P.; (d) 16 shares of Common Stock held by SRB Associates VII L.P.; and (e) 159,628 shares directly owned by Mr. Jaggers. Mr. Jaggers is a general partner of SRB Associates V L.P. (the general partner of Sevin Rosen Fund V L.P. and Sevin Rosen V Affiliates Fund L.P.) and of SRB Associates VII L.P. (the general partner of Sevin Rosen VII Affiliates Fund L.P.) and may be deemed to have shared power to dispose of and vote these shares. Mr. Jaggers disclaims beneficial ownership of these shares except to the extent of his proportionate partnership interest in these shares.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires certain of the Company's executive officers, directors and persons who own more than 10% of our Common Stock (each, a "Reporting Person"), to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the 2009 Fiscal Year, all Section 16(a) filing requirements applicable to our Reporting Persons were complied with except the following: (1) Each of Messrs. Crouse, Gilbreth, Reich and Jamison filed one delinquent Form 4 (in connection with three transactions in the case of Mr. Reich and one transaction in the case of the others) relating to the withholding of shares to pay taxes on the vesting of restricted stock units; and (2) Mr. Simon filed a delinquent Form 4 with respect to one transaction relating to the acquisition of shares of our Common Stock.

Code of Business Conduct and Code of Ethics

        The Company has adopted a Code of Business Conduct that applies to all directors, officers and employees of the Company. All directors, officers and employees of the Company are expected to be committed to the highest standards of honest, ethical and legal behavior. In addition, the Company has adopted a Code of Ethics that applies to the Chief Executive Officer, the Chief Financial Officer and senior financial officers of the Company. The Code of Ethics addresses the unique role of these officers in corporate governance. Each officer subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Business Conduct. The Code of Ethics and Code of Business Conduct are available on the Company's website at www.capstoneturbine.com.

Corporate Governance Principles

        The Company takes corporate governance responsibilities very seriously. In July 2004, the Board of Directors adopted Corporate Governance Principles to address the Board of Directors' governance role and functions. The Corporate Governance Principles describe the role of the Board of Directors and provide a framework for, among other things, issues such as director selection and qualifications, director compensation, meetings of the Board of Directors, selection of the Chief Executive Officer and director orientation and continuing education. The Board of Directors will review the Company's Corporate Governance Principles on an annual basis or more often, if necessary. The Corporate Governance Principles are available on the Company's website at www.capstoneturbine.com.

Related Person Transactions Policies and Procedures

        The Audit Committee has adopted written policies and procedures regarding related party transactions. The policies and procedures require that the Audit Committee, whose members are all independent directors, review and approve all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee considers, among other factors, whether the related party transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person's interest in the transaction and, in the case of directors and officers, whether the provisions of Section 144 of the Delaware General Corporation Law have been met. Any director who is a related person with respect to a transaction under review may not participate in the discussion or approval of the transaction.

Additional Information

        Capstone is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Capstone may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. Information regarding the Public Reference Room may be obtained by calling (800) SEC-0330. In addition, the filings made by Capstone with the SEC may be accessed by way of the SEC's Internet address, www.sec.gov.

        A copy of this Proxy Statement and our 2009 Annual Report has been posted on the Internet and is available by following the instructions in the Notice of Internet Availability. Capstone will undertake to provide promptly without charge to each person to whom a copy of the proxy statement is delivered, upon the written request of any such person, a copy of Capstone's Annual Report on Form 10-K for the period ended March 31, 2009 as filed with the SEC. Requests for such copies should be addressed to: Capstone Turbine Corporation, 21211 Nordhoff Street, Chatsworth, California 91311, Attn: Investor Relations.

 Appendix A

CAPSTONE TURBINE CORPORATION
AMENDMENT TO THE CAPSTONE TURBINE CORPORATION AMENDED AND RESTATED
2000 EQUITY INCENTIVE PLAN

        THIS AMENDMENT to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, as amended (the "Plan"), is made by Capstone Turbine Corporation (the "Company") to be effective as provided herein.

RECITALS:

        WHEREAS, the Company established the Plan as an equity incentive plan and last amended and restated the Plan effective August 24, 2007 and further amended the Plan effective August 28, 2008;

        WHEREAS, the Plan has heretofore permitted the directors of the Company to receive common stock issued under the Plan in lieu of cash as payment of fees for service on the Board of Directors, subject to an annual limit of 20,000 shares;

        WHEREAS, the Company desires to encourage the directors of the Company to accept payment of directors fees in the form of the Company's Common Stock and desires to amend the Plan to eliminate the annual limit on shares that can be issued to directors for this purpose; and

        WHEREAS, pursuant to Section 17 of the Plan, the board has determined that this amendment is subject to the approval of the Company's stockholders;

        NOW, THEREFORE, pursuant to authorization of the Company's Board of Directors, the Plan is hereby amended by restating Section 12(b)(i) of the Plan as follows, to be effective without further action as of the date this Amendment is approved by the Company's stockholders:

  "(i) The number of Shares payable under a Stock Bonus shall be calculated by dividing (A) the amount of the Cash Compensation that would have been payable to the Non-Employee Director in the absence of an election, by (B) the Fair Market Value of a Share on the date that the Cash Compensation would have otherwise been paid. The value of any fractional Share calculated hereunder shall be paid in the form of cash to the Non-Employee Director."

        IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to the Plan pursuant to authorization from the Company.

CAPSTONE TURBINE CORPORATION
By:

Its:

A-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 8:59 p.m., Pacific Daylight Time (11:59 p.m., Eastern Daylight Time), on August 26, 2009.

CAPSTONE TURBINE CORPORATION	INTERNET http://www.proxyvoting.com/cpst
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

V                                    FOLD AND DETACH HERE                                    V

This proxy will be voted as directed. If no contrary direction is indicated, this proxy will be voted FOR the election of the directors listed below and FOR each of the proposals below.	Please mark your votes as indicated in this example	☒

				FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:			☐	☐	☐	2.	Approval of an amendment to the Capstone Turbine Corporation Amended and Restated 2000 Equity Incentive Plan, as amended;	☐	☐	☐
Nominees:
01 02 03 04 05	Eliot G. Protsch Richard K. Atkinson John V. Jaggers Darren R. Jamison Noam Lotan	06 07 08 09	Gary J. Mayo Gary D. Simon Holly A. Van Deursen Darrell J. Wilk				3.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2010; and	☐	☐	☐
							4.	In their discretion, the proxies may vote upon any and all other matters as may properly come before the meeting or any adjournment or postponement thereof.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee listed above, mark the "Exceptions" box above and write that nominee's name in the space provided below.)
*Exceptions
								STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

									Mark Here for Address Change or Comments SEE REVERSE		☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

CAPSTONE TURBINE CORPORATION

21211 NORDHOFF STREET
CHATSWORTH, CALIFORNIA 91311

2009 ANNUAL MEETING OF STOCKHOLDERS
AUGUST 27, 2009

YOUR VOTE IS IMPORTANT TO CAPSTONE

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD BY TEARING OFF THE TOP PORTION OF THIS SHEET AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

THE PROXY CARD MUST BE SIGNED AND DATED.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2009 Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/cpst

V                                    FOLD AND DETACH HERE                                    V

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CAPSTONE TURBINE CORPORATION

PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 27, 2009

          The undersigned stockholder of CAPSTONE TURBINE CORPORATION (the "Company") acknowledges receipt of a copy of the 2009 Annual Report to Stockholders and the Proxy Statement and, revoking any proxy heretofore given, hereby appoints Darren R. Jamison and Edward I. Reich, or either of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned, to attend the 2009 Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices located at 21211 Nordhoff Street, Chatsworth, California 91311, on August 27, 2009, at 9:00 A.M. Pacific Time, and any adjournments or postponements thereof, and authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on June 30, 2009 that the undersigned would be entitled to vote if personally present.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS LISTED IN THE PROXY STATEMENT.

Address Change/Comments (Mark the corresponding box on the reverse side)
(Continued and to be marked, dated and signed, on the other side)

QuickLinks

PROPOSAL 1
ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS
PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE CAPSTONE TURBINE CORPORATION AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GOVERNANCE OF THE COMPANY AND PRACTICES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER INFORMATION
Appendix A
CAPSTONE TURBINE CORPORATION AMENDMENT TO THE CAPSTONE TURBINE CORPORATION AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN
RECITALS